Exhibit 23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-333-213108) pertaining to the 2016 Stock Incentive Plan and the Converted Equity Awards Incentive Plan of Aptevo Therapeutics Inc. of our report dated March 31, 2017, with respect to the consolidated financial statements of Aptevo Therapeutics Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Seattle, Washington
March 31, 2017